Exhibit 99.1

ProSomnus Announces Second Quarter 2023 Investor Call and Business Update

PLEASANTON, Calif., July 6, 2023 – ProSomnus, Inc. (NASDAQ: OSA), a leading CPAP alternative for the treatment of Obstructive Sleep Apnea (“OSA”), will report its strong second quarter financial results prior to market open on Thursday, August 3, 2023. ProSomnus Chief Executive Officer, Len Liptak, and Chief Financial Officer, Brian Dow, will host a conference call at 5:30 am PT / 8:30 am ET. Management will provide an update on the Company’s commitment to commercial performance and ongoing clinical data demonstrating positive patient outcomes for ProSomnus’s patient-preferred, first-line precision oral appliance therapy for the significant patient population afflicted with OSA.

Investor Call Dial-In Information

Interested parties may register for the conference call using the following link ProSomnus Q2 2023 Conference Call. You may access the live webcast of the conference call by using the following link: ProSomnus Q2 2023 Webcast. The link will also be posted in the Investor Relations section of the ProSomnus website at News & Events.

About ProSomnus

ProSomnus (NASDAQ: OSA) is a leading CPAP alternative for the treatment of Obstructive Sleep Apnea, a serious medical disease affecting over 1 billion people worldwide, that is associated with comorbidities including heart failure, stroke, hypertension, morbid obesity, and type 2 diabetes. ProSomnus intraoral medical devices are engineered to precisely track the treatment plan and anatomy for each patient. Non-invasive, patient preferred and easy to use, ProSomnus devices have demonstrated excellent efficacy, safety, adherence, and overall outcomes in a growing body of clinical investigations. ProSomnus precision intraoral devices are FDA-cleared, patented, and covered by commercial medical insurance, Medicare, TRICARE and many Government sponsored healthcare plans around the world, representing over 200 million covered lives. To learn more, visit www.ProSomnus.com.

Forward-looking statements

This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include all statements that are not purely historical regarding ProSomnus’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to ProSomnus’s expected financial and operational results and the clinical study results and data involving the use of ProSomnus’s products and therapies. All forward-looking statements included in this press release, including indications regarding ProSomnus’s expected financial and operational results, are made as of the date of this release, based on information currently available to ProSomnus, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from ProSomnus’s current expectations are more fully described in ProSomnus’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2023, any subsequently filed Quarterly Reports on Form 10-Q, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, ProSomnus assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

5675 Gibraltar Drive, Pleasanton, CA 94588, USA | +1.844.537.5337 | ProSomnus.com

Investor Contact

Mike Cavanaugh
ICR Westwicke
Phone: +1.617.877.9641
Email: Mike.Cavanaugh@westwicke.com

Media Contact

Elizabeth Coleman
ICR Westwicke
Phone: +1.203.682.4783
Email: Elizabeth.Coleman@westwicke.com

5675 Gibraltar Drive, Pleasanton, CA 94588, USA | +1.844.537.5337 | ProSomnus.com